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                                                                      EXHIBIT 21



            SUBSIDIARIES OF LOEWS CINEPLEX ENTERTAINMENT CORPORATION



1.   LTM New York, Inc.

2.   LTM Spanish Holdings Inc.

3.   Loews Theatre Management Corp.

4.   Star Theatres, Inc.

5.   Star Theatres of Michigan, Inc.

6.   Rochester Hills Star Theatres, Inc.

7.   Taylor Star Theatres, Inc.

8.   Loews USA Cinemas Inc.

9.   S & J Theatres Inc.

10.  Hawthorne Amusement Corporation

11.  Hinsdale Amusement Corporation.

12.  Loews Bay Terrace Cinemas, Inc.

13.  Loews Boulevard Cinemas, Inc.

14.  Loews Broadway Cinemas, Inc.

15.  Loews Crystal Run Cinemas, Inc.

16.  Loews Dewitt Cinemas, Inc.

17.  Loews East Village Cinemas, Inc.

18.  Loews Elmwood Cinemas, Inc.

19.  Loews Fine Arts Cinemas, Inc.

20.  Loews Greece Cinemas, Inc.
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21.  Loews Levittown Cinemas, Inc.

22.  Loews Lincoln Theatre Holding Corp.

23.  Loews Monroe Cinema, Inc.

24.  Loews Orpheum Cinemas, Inc.

25.  Loews Palisades Center Cinemas, Inc.

26.  Loews Paradise Cinemas, Inc.

27.  Loews Pittsford Cinemas, Inc.

28.  Loews Roosevelt Field Cinemas, Inc.

29.  Loews South Shore Cinemas, Inc.

30.  Loews Stonybrook Cinemas, Inc.

31.  Loews 34th St. Showplace Cinemas, Inc.

32.  Loews Towne Cinemas, Inc.

33.  Loews Trylon Theatre, Inc.

34.  Loews Westgate Cinemas, Inc.

35.  Poli-New England Theatres, Inc.

36.  Putnam Theatrical Corporation

37.  71st & 3rd Ave. Corp.

38.  Tri-Son Supply Corp.

39.  Westchester Cinemas, Inc.

40.  Cinema 275 East, Inc.

41.  Cityplace Cinemas, Inc.

42.  Colorado Cinemas, Inc.

43.  Crestwood Cinemas, Inc.

44.  District Amusement Corporation

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45.  Eton Amusement Corporation

46.  Forty-Second Street Cinemas, Inc.

47.  Fountain Cinemas, Inc.

48.  Gerard Theatre Corporation

49.  Kips Bay Cinemas, Inc.

50.  Lance Theatre Corporation

51.  Liberty Tree Cinema Corp.

52.  Loews Akron Cinemas, Inc.

53.  Loews Arlington Cinemas, Inc.

54.  Loews Arlington West Cinemas, Inc.

55.  Loews Astor Plaza, Inc.

56.  Loews Baltimore Cinemas, Inc.

57.  Loews Berea Cinemas, Inc.

58.  Loews California Theatres, Inc.

59.  Loews Cedar Cinemas, Inc.

60.  Loews Centerpark Cinemas, Inc.

61.  Loews Century Mall Cinemas, Inc.

62.  Loews Cheri Cinemas, Inc.

63.  Loews Cherry Tree Mall Cinemas, Inc.

64.  Loews Chicago Cinemas, Inc.

65.  Loews Chisholm Place Cinemas, Inc.

66.  Loews Cinemas Advertising, Inc.

67.  Loews Clarksville Cinemas, Inc.

68.  Loews Connecticut Cinemas, Inc.

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69.  Loews Coral Spring Cinemas, Inc.

70.  Loews Deauville Gulf Cinemas, Inc.

71.  Loews Deauville Kingwood Cinemas, Inc.

72.  Loews Deauville North Cinemas, Inc.

73.  Loews Deauville Southwest Cinemas, Inc.

74.  Loews East Hanover Cinemas, Inc.

75.  Loews Exhibition Ride Inc.

76.  Loews Fort Worth Cinemas, Inc.

77.  Loews Freehold Mall Cinemas, Inc.

78.  Loews Fresh Pond Cinemas, Inc.

79.  Loews Front Street Cinemas, Inc.

80.  Loews Fuqua Park Cinemas, Inc.

81.  Loews Greenwich Cinemas, Inc.

82.  Loews Greenwood Cinemas, Inc.

83.  Loews Harmon Cove Cinemas, Inc.

84.  Loews Houston Cinemas, Inc.

85.  Loews I-45 Cinemas, Inc.

86.  Loews Indiana Cinemas, Inc.

87.  Loews Kentucky Cinemas, Inc.

88.  Loews Lafayette Cinemas, Inc.

89.  Loews Lincoln Plaza Cinemas, Inc.

90.  Loews Louisville Cinemas, Inc.

91.  Loews Meadowland Cinemas 8, Inc.

92.  Loews Meadowland Cinemas, Inc.

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93.  Loews Memorial City Cinemas, Inc.

94.  Loews Merrillville Cinemas, Inc.

95.  Loews Montgomery Cinemas, Inc.

96.  Loews Mountainside Cinemas, Inc.

97.  Loews New Jersey Cinemas, Inc.

98.  Loews Newark Cinemas, Inc.

99.  Loews Norgate Cinemas, Inc.

100.  Loews Norwalk Cinemas, Inc.

101.  Loews Operational Ride Theaters Inc.

102.  Loews Orland Park Cinemas, Inc.

103.  Loews Park Central Cinemas, Inc.

104.  Loews Pembroke Pines Cinemas, Inc.

105.  Loews Pentagon City Cinemas, Inc.

106.  Loews Piper's Theatres, Inc.

107.  Loews Pocono Cinemas, Inc.

108.  Loews Preston Park Cinemas, Inc.

109.  Loews Richmond Mall Cinemas, Inc.

110.  Loews Ridgefield Park Cinemas, Inc.

111.  Loews Rolling Meadows Cinemas, Inc.

112.  Loews Saks Cinemas, Inc.

113.  Loews Showboat Cinemas, Inc.

114.  Loews Southland Cinemas, Inc.

115.  Loews Theatres Clearing Corp.

116.  Loews Toms River Cinemas, Inc.

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117.  Loews Vestal Cinemas, Inc.

118.  Loews Washington Cinemas, Inc.

119.  Loews West Cinemas, Inc.

120.  Loews West Long Branch Cinemas, Inc.

121.  Loews Westerville Cinemas, Inc.

122.  Loews Westport Cinemas, Inc.

123.  Loews Williston Cinemas, Inc.

124.  Loews Worldgate Cinemas, Inc.

125.  Loews Yorktown Cinemas, Inc.

126.  Loews-Hartz Music Makers Theatres, Inc.

127.  Andy Candy Co., Inc.

128.  Castle Theatre Corp.

129.  Cinnaminson Theatre Corp.

130.  Circle Twin Cinema Corp.

131.  Freehold Cinema Center, Inc.

132.  Middlebrook Theatre Corporation

133.  Music Makers Theatres, Inc.

134.  Berkeley Cinema Corp.

135.  Brick Plaza Cinemas, Inc.

136.  Bricktown Picture Corp.

137.  College Theatre Corp.

138.  New Brunswick Cinemas, Inc.

139.  Crofton Quad Corporation

140.  H&M Cinema Corporation

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141.  East Windsor Picture Corp.

142.  Eatontown Theatre Corp.

143.  Freehold Picture Corp.

144.  Mall Picture Corp.

145.  Paramay Picture Corp.

146.  Toms River Theatre Corp.

147.  Quad Cinema Corp.

148.  Red Bank Theatre Corporation

149.  Stroud Mall Cinemas, Inc.

150.  Triangle Theatre Corp.

151.  Massachusetts Cinema Corp.

152.  Minnesota Cinemas, Inc.

153.  Nutmeg Theatre Circuit, Inc.

154.  Parkchester Amusement Corporation

155.  Parsippany Theatre Corp.

156.  Plainville Cinemas, Inc.

157.  Talent Booking Agency, Inc.

158.  Theatre Holdings, Inc.

159.  Crescent Advertising Corporation

160.  Downstate Theatre Corporation

161.  Fall River Cinema, Inc.

162.  Loews Brookfield Cinemas, Inc.

163.  Loews Post Cinemas, Inc.

164.  Midstate Theatre Corp.

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165.  U.S.A. Cinemas, Inc.

166.  Loews Bristol Cinemas, Inc.

167.  Loews Burlington Cinemas, Inc.

168.  Loews Holiday Cinemas, Inc.

169.  Loews Mohawk Mall Cinemas, Inc.

170.  Mid-States Theatres, Inc.

171.  Beaver Valley Cinemas, Inc.

172.  Campus Cinemas, Inc.

173.  Cine West, Inc.

174.  Cinema Development Corporation

175.  Cinema Investments, Inc.

176.  Continent Cinemas, Inc.

177.  Garfield Advertising Agency, Inc.

178.  Flat Woods Theater Corporation

179.  I-75 Theatres, Inc.

180.  J-Town Cinemas, Inc.

181.  Lexington Mall Cinemas Corporation

182.  Lexington North Park Cinemas, Inc.

183.  Lexington South Park Cinemas, Inc.

184.  Mickey Amusements, Inc.

185.  Midcin Inc.

186.  Midtown Cinema, Inc.

187.  Montclair Cinemas, Inc.

188.  Oxmoor Cinemas, Inc.

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189.  Plaza Cinemas, Inc.

190.  Raceland Cinemas, Inc.

191.  Salem Mall Theatre, Inc.

192.  Sycamore Theatre, Inc.

193.  Times Theatres Corporation

194.  Towne Center Cinemas, Inc.

195.  Tri-County Cinemas, Inc.

196.  Westland Cinemas, Inc.

197.  Moviehouse Cinemas, Inc.

198.  Nickelodeon Boston, Inc.

199.  Northern New England Theatres, Inc.

200.  Sack Theatres, Inc.

201.  Village Cinemas, Inc.

202.  Webster Chicago Cinemas, Inc.

203.  White Marsh Cinemas, Inc.

204.  Woodridge Cinemas, Inc.

205.  LTM Spain, S.L.

206.  Plitt Theatres, Inc.

207.  RKO Century Warner Theatres, Inc.

208.  The Walter Reade Organization, Inc.

209.  Plitt Southern Theatres, Inc.

210.  Cineplex Odeon Films, Inc.

211.  Cineplex Odeon Films International, Inc.

212.  C.O.H. Entertainment, Inc.

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213.  Sedgwick Music Company

214.  Cineplex Odeon Corporation

215.  Cineplex Odeon (Quebec) Inc.

216.  158983 Canada Inc.

217.  Les Films Cineplex Odeon Quebec Inc.

218.  619918 Ontario Ltd. (Canada Square)

219.  796278 Ontario Limited

220.  796279 Ontario Limited

221.  1002817 Ontario Limited

222.  1002818 Ontario Limited

223.  140075 Canada Limited/Ltee.

224.  Cine Parc Mercier Inc.

225.  The Film House Group Inc.

226.  Cineplex Odeon International B.V.

227.  Cineplex Odeon (Barbados) Inc.

228.  Cineplex Odeon Hungary KFT

229.  Cineplex Odeon S.R.O.

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